Exhibit 4.5
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         This Preferred Securities  Certificate is a Global Preferred Securities
Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This
Preferred  Security   Certificate  is  exchangeable  for  Preferred   Securities
Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

                  Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to GCB Capital Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of such nominee as is requested by an authorized representative of DTC (and any payment is made to such entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, has an interest herein.



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CERTIFICATE NUMBER                               NUMBER OF PREFERRED SECURITIES
                                                                ---------------
                  P-1

                              CUSIP NO. ___________

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES
                                       OF
                                GCB CAPITAL TRUST

                           _____% PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)


                  GCB Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of $________ aggregate liquidation amount of preferred securities of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and has designated the GCB Capital Trust _____% Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of _______, 1997, as the same may be amended from time to time (the "Trust Agreement"), among Greater Community Bancorp, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Greater Community Bancorp, a New Jersey corporation, and Bankers Trust Company, as guarantee trustee, dated as of _________, 1997 (the "Guarantee Agreement"), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

                  Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


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                  IN WITNESS WHEREOF,  one of the  Administrators  of the Issuer
Trust has executed this certificate this ____ day of _______, 1997.

                                            GCB CAPITAL TRUST



                                            By:
                                               ---------------------------------
                                            Name:
                                            Administrator


COUNTERSIGNED AND REGISTERED:

BANKERS TRUST COMPANY,
as Securities Registrar



By:
   -------------------------------
Name:
Authorized Signatory



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                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:


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                    (Insert assignee's social security or tax
                             identification number)



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                    (Insert address and zip code of assignee)

and irrevocably appoints
                         -------------------------------------------------------


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agent to transfer this Preferred Security Certificate on the books of the Issuer
Trust. The agent may substitute another to act for him or her.

Date:
      --------------------

Signature:
           -----------------------------------------------
              (Sign exactly as your name appears on
              the other side of this Preferred Security
              Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.